Exhibit 21.1
Subsidiaries of Schneider National, Inc.
1. 4488 International Holding Company Limited, a West Indies limited company (Barbados)
2.DeBoer Transportation, Inc., a Wisconsin corporation
3.DeBoer, Inc., a Wisconsin corporation
4.Dee Alabama Properties, LLC, an Alabama limited liability company
5.Dee Equipment Leasing, LLC, an Ohio limited liability company
6.Dee Holdings, Inc., an Ohio corporation
7.Dee Investment Properties, LLC, an Indiana limited liability company
8.Dee Kentucky Properties, LLC, a Kentucky limited liability company
9.Dee Logistics, LLC, an Ohio limited liability company
10.Dee Ohio Properties, LLC, an Ohio limited liability company
11.Dee Tennessee Properties, LLC, a Tennessee limited liability company
12.Fleet Operator Master, Inc., a Wisconsin corporation
13.INS Insurance, Inc., a Vermont corporation
14.Lodeso Inc., a Michigan corporation
15.Midwest Logistics South, LLC, an Ohio limited liability company
16.Midwest Logistic Systems, Ltd., an Ohio limited company
17.Midwest Truck and Trailer Maintenance, LLC, an Ohio limited liability company
18.MTTM Leasing, LLC, an Ohio limited liability company
19.Packerland Tech Ventures LLC, a Delaware limited liability company
20.SCDM Ventures, LLC, a Delaware limited liability company
21.Schneider Dedicated Leasing, Inc., a Delaware corporation
22.Schneider Dedicated Realty, Inc., a Delaware corporation
23.Schneider Dedicated Services, Inc., a Delaware corporation
24.Schneider Enterprise Resources, LLC, a Wisconsin limited liability company
25.Schneider Finance, Inc., a Wisconsin corporation
26.Schneider IEP, Inc., a Wisconsin corporation
27.Schneider International Operations, LLC, a Wisconsin limited liability company
28.Schneider Leasing de Mexico S. de R.L de C.V., a Mexican Sociedad de Responsabilidad Limitada de Capital Variable
29.Schneider Logistics (Tianjin) Co., Ltd., a Chinese limited company

Exhibit 21.1
30.Schneider Logistics Canada, Ltd., a Canadian corporation (Ontario)
31.Schneider Logistics Transloading and Distribution, Inc., a Wisconsin corporation
32.Schneider Logistics Transportation, Inc., a Delaware corporation
33.Schneider Logistics, Inc., a Wisconsin corporation
34.Schneider National Bulk Carriers, Inc., a Delaware corporation
35.Schneider National Carriers, Inc., a Nevada corporation
36.Schneider National Carriers, Ltd., a Canadian corporation (Ontario)
37.Schneider National de Mexico, S.A. de C.V., a Mexican Sociedad Anónima de Capital Variable
38.Schneider National Leasing, Inc., a Nevada corporation
39.Schneider Receivables Corporation, a Delaware corporation
40.Schneider Resources, Inc., a Wisconsin corporation
41.Schneider Specialized Carriers, Inc., a North Dakota corporation
42.Schneider TECH Ventures LLC, a Wisconsin limited liability company
43.Schneider Transport, Inc., a Wisconsin corporation
44.Scope 23 LLC, a Delaware limited liability company
45.Watkins and Shepard Leasing LLC, a Montana limited liability company
46.Watkins and Shepard Trucking, Inc., a Montana corporation